Exhibit 10.65

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (“Agreement”) is made as of March 10, 2008 by and among Modtech Holdings, Inc., a Delaware corporation (the “Company”), and the parties set forth on the signature pages affixed hereto (each a “Buyer” and collectively the “Buyers”).

1. Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 below, at the "Closing" the Company shall issue and sell to each Buyer and each Buyer, severally and not jointly, agrees to purchase from the Company at $100.00 per share the respective number of shares of Series B Preferred Stock or Series C Preferred Stock (collectively the "Securities") at the price (the “Purchase Price”) set forth opposite such Buyer's name on the attached Schedule of Buyers (the “Closing”). The Series B Preferred Stock shall have an accruing dividend of 8% per year payable in additional shares of Series B Preferred Stock and shall be convertible into common stock of the Company at an initial conversion price of $0.40 per share. The Series C Preferred Stock shall not have an accruing dividend and shall be convertible into common stock of the Company at an initial conversion price which will be the higher of the Company's book value per share on February 29, 2008 or the closing consolidated bid price for the Company's common stock on The Nasdaq Global Market on the last trading day immediately preceding the execution of this Agreement. The closing consolidated bid price for the Company's common stock on March 7, 2008 was $0.43 and the Company's book value on February 29, 2008 was $0.49 per share. The complete terms of the Series B Preferred Stock and Series C Preferred Stock are set forth in Exhibit A hereto.

2. Subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth below, the date and time of the Closing (the “Closing Date”) shall, be as is mutually agreed to by the Company and the Buyers. The Closing shall occur on the Closing Date at the offices of Haddan & Zepfel LLP, 500 Newport Center Drive, Suite 580, Newport Beach, California 92660. Unless other arrangements have been made, on the Closing Date, (i) each Buyer shall pay an amount equal to the Purchase Price for the Securities to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds to the trust account of Haddan & Zepfel LLP in accordance with such law firm's wire instructions and such funds shall be held and disbursed by such law firm in accordance with the escrow instructions attached hereto as Exhibit B, which each Buyer who executes this Subscription Agreement shall be considered a party to, and (ii) the Company shall deliver to each Buyer, stock certificates (in the denominations as such Buyer shall request representing such number of the Securities which such Buyer is then purchasing (as indicated opposite such Buyer’s name on the attached Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

The obligations of the Company to issue the Securities are subject to (i) the representations and warranties made by the Buyers being true and correct in all respects when made, and being true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date, and (ii) each of the Buyers having delivered the Purchase Price with respect to the Securities being purchased by them. The obligations of the Buyers to purchase the Securities are subject to (i) each of the Buyers having delivered the Purchase Price with respect to the Securities being purchased by them, and (ii) the Company having executed the Registration Rights Agreement attached as Exhibit C hereto (the "Registration Rights Agreement"). The Registration Rights Agreement provides that, in the event the number of shares to be covered by a registration statement are required to be cutback due to Rule 415 under the Securities Act of 1933, the first shares to be excluded will be those purchased by officers, directors and employees of the Company pursuant to this Subscription Agreement and the next shares to be excluded will be those purchased by the other Buyers pursuant to this Subscription Agreement.

3. Each of the Buyers hereby severally, and not jointly, represents and warrants to the Company that:

3.1 Organization and Existence. Unless such Buyer is an individual, it is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement. Such Buyer was not organized specifically for the purpose of investing in the Securities.

3.2 Authorization. The execution, delivery and performance by such Buyer of this Agreement, the Registration Rights Agreement and all ancillary agreements to which such Buyer is a party have been duly authorized and each will constitute the valid and legally binding obligation of such Buyer, enforceable against such Buyer in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.3 Purchase Entirely for Own Account. The Securities to be received by such Buyer hereunder will be acquired for such Buyer’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933 (the "1933 Act"), and such Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Buyer’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Buyer to hold the Securities for any period of time. Such Buyer is not a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") or an entity engaged in a business that would require it to be so registered. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. If such Buyer is acting in a representative capacity on behalf or one or more funds, partnerships or managed accounts, such Buyer has the authority to make, and has made, the foregoing representations and warranties on behalf of each such fund, partnership or account, each of which shall be deemed an Buyer hereunder for the purposes of such representations and warranties, unless not otherwise treated as a purchaser under Regulation D of the 1933 Act.

3.4 Investment Experience. Such Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.5 Disclosure of Information. Such Buyer has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Buyer acknowledges receipt of copies of the Company's filings with the Securities and Exchange Commission for the last 12 months. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

3.6 Restricted Securities. Such Buyer understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under federal and state securities laws only in certain limited circumstances.

3.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) “The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The securities represented hereby have been acquired for investment and may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended and applicable state securities laws, (ii) such securities may be sold pursuant to Rule 144(k)(or a successor rule), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

3.8 Accredited Buyer. Such Buyer is an accredited Buyer as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

3.9 No General Solicitation. Such Buyer did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

3.10 Brokers and Finders. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any "Subsidiary" of the Company (as hereinafter defined), or any Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Buyer.

3.11. Ownership. Such Buyer will not become the beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act) of more than 19.9% of the outstanding common stock or voting power of the Company as a result of the transaction contemplated hereby.

3.12 Reliance on Exemptions; No Governmental Review. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part on the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Buyers that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4. 1 Organization, Good Standing and Qualification. Each of the Company and the entities in which it owns more than 50% of the outstanding voting ("Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect"). The Company’s Subsidiaries are listed on Schedule 4.1 hereto.

4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Subscription Agreement and the Registration Rights Agreement (collectively, the "Transaction Documents"), (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3 Capitalization.  Schedule 4.3 sets forth as of the date hereof (a) the authorized capital stock of the Company, excluding the Securities to be authorize upon the filing of the Certificate of Determination set forth as Exhibit A hereto; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on Schedule 4.3, no individual or entity (collectively, "Person") is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Buyers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance. The Securities have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Buyers), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Buyer set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Buyers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Buyers or the exercise of any right granted to the Buyers pursuant to this Agreement or the other Transaction Documents.

4.6 Delivery of SEC Filings; Business. The Company has made available to the Buyers through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7 Use of Proceeds. The net proceeds of the sale of the Securities shall be used by the Company for working capital and general corporate purposes.

4.8 No Material Adverse Change. Since December 31, 2006, except as identified and described in the SEC Filings or as described on Schedule 4.8, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi) other than the filing of the Certificate of Determination set forth as Exhibit A hereto, any change or amendment to the Company's Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9 SEC Filings; S-3 Eligibility.

(a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each registration statement and any amendment thereto filed by the Company since January 1, 2005 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) The Company is eligible to use Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Buyers as contemplated by the Registration Rights Agreement.

4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Buyers through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.11 Tax Matters. The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the actual knowledge of the Company’s executive officers (the "Company's Knowledge"), any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12 Title to Properties. Except as disclosed in the SEC Filings and Schedule 4.12, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14 Labor Matters.

(a) Except as set forth on Schedule 4.14, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b) Except as set forth on Schedule 4.14, (i) there are no labor disputes existing, or to the Company's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company's employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company's Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c) The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. Except as set forth in Schedule 4.14, There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local law, statute or ordinance barring discrimination in employment.

(d) Except as disclosed in the SEC Filings or as described on Schedule 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(e) Except as specified in Schedule 4.14, to the Company’s Knowledge each of the Company's employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company's Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

4.15 Intellectual Property.

(a) All of the Company's and its Subsidiaries (i) patents, patent applications, patent disclosures and inventions; (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation) (collectively "Intellectual Property") is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and trade secrets, confidential information and confidential know-how (collectively "Confidential Information"), other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(d) The conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, except as described in Schedule 4.15, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f) The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

4.16 Environmental Matters. Except as described on Schedule 4.16, neither the Company nor any Subsidiary is in material violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.17 Litigation. Except as described on Schedule 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or since January 1, 2003 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the Securities and Exchange Commission ("SEC") involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

4.18 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.20 Compliance with Nasdaq Continued Listing Requirements. Except as described in the SEC Filings or on Schedule 4.20, (i) the Company is in compliance with applicable continued listing requirements of The Nasdaq Global Market or The Nasdaq Capital Market ("Nasdaq"), (ii) there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and (iii) the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from Nasdaq.

4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or a Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.21.

4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.24 Private Placement. Subject to the accuracy of the representations and warranties of the Buyers set forth in Section 3, the offer and sale of the Securities to the Buyers as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26 Transactions with Affiliates. Except as disclosed in the SEC Filings or as disclosed on Schedule 4.26, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. Except for the material weaknesses disclosed in the SEC Filings, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.28 Disclosures. The written materials delivered to the Buyers in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5. The representations and warranties set forth in Sections 3 and 4 above shall survive the sale of the Securities to the Buyers pursuant to this Subscription Agreement. The Buyers and the Company agree to indemnify and hold harmless each other, and their respective officers, directors, shareholders, employees and agents, as the case may be, from and against any and all damages suffered and liabilities incurred by any of them (including costs of investigation and defense and attorneys' fees) arising out of any inaccuracy in their representations and warranties made above.

6. Each Buyer hereby irrevocably constitutes and appoints Kenneth Cragun and Dennis Shogren, and each of them acting alone, with full power of substitution, as his true and lawful attorney-in-fact with full power and authority in the Buyer's name, place and stead and for the Buyer's use and benefit to execute and deliver the Escrow Agreement attached hereto as Exhibit B and the Registration Rights Agreement attached hereto as Exhibit A. This power of attorney is coupled with an interest and declared to be irrevocable.

6.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of California.

WITNESS WHEREOF, the Buyers and the Company have caused this Subscription Agreement to be duly executed as of the date first written above.

COMPANY:

Modtech Holdings, Inc.

By:	/s/ Dennis Shogren
Name: Dennis Shogren

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Charles McGettigan
Charles McGettigan

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Robert Campbell
Robert Campbell

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Stanley Gaines
Stanley Gaines

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Daniel Donahoe
Daniel Donahoe

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Dennis Shogren
Dennis Shogren

/s/ Kenneth Cragun
Kenneth Cragun

/s/ Ronald Savona
Ronald Savona

/s/ Richard Bartolotti
Richard Bartolotti

/s/ Harold Clark
Harold Clark

/s/ Karen Andreasen
Karen Andreasen

/s/ Richard Von Hor
Richard Von Hor

/s/ Danny Ewing
Danny Ewing

WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Thomas McGovern
Thomas McGovern

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Kenneth Keska
Kenneth Keska

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

R & R Opportunity Fund

By: /s/ John J. Borer, III
John J. Borer, III
Authorized Signatory

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

Dolphin Offshore Partners, L.P.

By: /s/ Peter E. Salas
Peter E. Salas
General Partner

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Thomas Peckosh
Thomas Peckosh

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Charles R. Skemp
Charles R. Skemp

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Charles Gwirtsman
Charles Gwirtsman

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

GCA Strategic Investment Fund Limited

By: /s/ Lewis N. Lester
Lewis N. Lester
Authorized Signatory

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

Maythorpe Holdings Limited

By: /s/ Joel Handel
Joel Handel
Authorized Signatory

IN WITNESS WHEREOF, the Buyers and the Company have cause this Subscription Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Myron Wick, III
Myron Wick, III

SCHEDULE OF BUYERS

Buyer’s Name	Buyer’s Address and Facsimile Number	Number of Securities	Purchase Price

Charles McGettigan	McGettigan, Wick & Co. 50 Osgood Place, Penthouse San Francisco, CA 94133 Facsimile # (415) 986-3617	588 shares of Series C Preferred Stock	$58,800

Myron Wick	McGettigan, Wick & Co. 50 Osgood Place, Penthouse San Francisco, CA 94133 Facsimile # (415) 986-3617	500 shares of Series C Preferred Stock	$50,000

Robert Campbell	B. Riley & Co 4675 MacArthur Court, Suite 1500 Newport Beach, CA 92660 Facsimile # (949) 852-0430	50 shares of Series C Preferred Stock	$5,000

Stanley Gaines	1473 North Ocean Blvd. Palm Beach, FL 33480 Facsimile # (561) 840-9011	500 shares of Series C Preferred Stock	$50,000

Daniel Donahoe	Red Rock Resorts 7114 East Stetson Drive, Suite 205 Scottsdale, AZ 85251 Facsimile # (480) 994-3521	100 shares of Series C Preferred Stock	$10,000

Dennis Shogren	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 943-9655	200 shares of Series C Preferred Stock	$20,000

Kenneth Cragun	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 943-9655	10 shares of Series C Preferred Stock	$1,000

Ronald Savona	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 943-9655	10 shares of Series C Preferred Stock	$1,000

Richard Bartolotti	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 943-9655	100 shares of Series C Preferred Stock	$10,000

Harry Clark	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 943-9655	50 shares of Series C Preferred Stock	$5,000

Karen Andreasen	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 943-9655	50 shares of Series C Preferred Stock	$5,000

Buyer’s Name	Buyer’s Address and Facsimile Number	Number of Securities	Purchase Price

Richard Von Hor	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 436-4088	18 shares of Series C Preferred Stock	$1,800

Thomas McGovern	Modtech Holdings, Inc. 1602 Industrial Park Dr. Plant City, FL 33566 Facsimile # 813-759-0576	50 shares of Series C Preferred Stock	$5,000

Kenneth Keska	Modtech Holdings, Inc. 5301 W. Madison Phoenix, AZ 85043 Facsimile # 602-233-9458	10 shares of Series C Preferred Stock	$1,000

Danny Ewing	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile #951-943-3725	20 shares of Series C Preferred Stock	$2,000

R&R Opportunity Fund	R&R Opp. Fund - care of Noari Holdings LLC 1 Bridge Street, Suite #126 Irvington, N.Y. 10533	2000 shares of Series B Preferred Stock	$200,000

Dolphin Offshore Partners, L.P.	129 East 17TH Street New York, NY 10003 Facsimile # (904) 491-5011	7,500 shares of Series B Preferred Stock	$750,000

Thomas Peckosh	2310 Simpson Street Dubuque, Iowa 52003	960 shares of Series B Preferred Stock	$96,000

Charles R. Skemp	The Skemp Company 1950 John F. Kennedy Road Dubuque, Iowa 52002 Facsimile # (563) 557-3143	480 shares of Series B Preferred Stock	$48,000

Charles Gwirtsman	KRG Capital Partners, LLC 1515 Arapahoe Street Tower One - Suite 1500 Denver, CO 80202 Facsimile # (303) 390-5015	1250 shares of Series B Preferred Stock	$125,000

GCA Strategic Investment Fund Limited	Mechanics Building, 12 Church Street Hamilton, Bermuda HM11	1000 shares of Series B Preferred Stock	$100,000

Maythorpe Holdings Limited	2nd Floor, Geneva Place 333 Waterfront Drive Road Town, Tortola, British Virgin Islands Facsimile #. (284) 494-3088	1000 shares of Series B Preferred Stock	$100,000